As filed with the Securities and Exchange Commission on November 1, 2011

Registration Nos. 333-159244, 333-159244-01

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNISOURCE ENERGY CORPORATION	Arizona	86-0786732
TUCSON ELECTRIC POWER COMPANY	Arizona	86-0062700
(Exact Name of registrant as specified in its charter)	(State of incorporation)	(I.R.S. Employer Identification No.)

One South Church Avenue, Suite 100

Tucson, Arizona, 85701

Telephone: (520) 571-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd C. Hixon Esq. Vice President and General Counsel UniSource Energy Corporation One South Church Avenue, Suite 100 Tucson, Arizona, 85701 (520) 571-4000	Kevin P. Larson Senior Vice President and Chief Financial Officer UniSource Energy Corporation One South Church Avenue, Suite 100 Tucson, Arizona, 85701 (520) 571-4000
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

John T. Hood, Esq.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6281

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
UniSource Energy Corporation	☑	☐	☐	☐
Tucson Electric Power Company	☐	☐	☑	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Tucson Electric Power Company: Unsecured Debt Securities	(2)	(2)	(2)	(2)
(1)	This is Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 initially filed on May 14, 2009 by UniSource Energy Corporation (“Registration Statement No. 333-159244”). When Registration Statement No. 333-159244 was initially filed, UniSource Energy Corporation registered 250,000 shares of its common stock, no par value (“Common Stock”), at a proposed maximum offering price per security of $26.60 which, solely for the purpose of calculating the registration fee pursuant to Rule 457(c), was determined on the basis of the average of the high and low prices per share for the Common Stock on May 11, 2009 (the third business day preceding the initial filing date of Registration Statement No. 333-159244), as reported on the consolidated reporting system for securities traded on the New York Stock Exchange. A registration fee of $371.07 was previously paid with the initial filing of Registration Statement No. 333-159244.
(2)	An indeterminate aggregate offering price of Tucson Electric Power Company debt securities is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Tucson Electric Power Company is deferring payment of all of the registration fee associated with the debt securities.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-3 initially filed on May 14, 2009 by UniSource Energy Corporation (“Registration Statement No. 333-159244” and as amended by this Post-Effective Amendment No. 1, the “Registration Statement”) is being filed to (i) add Tucson Electric Power Company (“TEP”), an Arizona corporation and wholly-owned subsidiary of UniSource Energy Corporation, as an additional registrant and file a prospectus with respect to the securities to be issued from time to time by TEP; (ii) update the information provided in Part II of the Registration Statement related to TEP; and (iii) file additional exhibits to the Registration Statement. No changes are being made hereby to the existing prospectus relating to the securities to be issued from time to time by UniSource Energy Corporation, which remains a part of the Registration Statement. Accordingly, such existing prospectus is not included in this Post-Effective Amendment No. 1. Pursuant to Rule 462(e) under the Securities Act of 1933, this Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

This Post-Effective Amendment No. 1 contains a form of prospectus that is to be used in connection with offerings of the securities of TEP registered pursuant to this Post-Effective Amendment No. 1.

Each offering of securities made by TEP under the Registration Statement will be made pursuant to the prospectus contained in this Post-Effective Amendment No. 1, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement. Each offering of securities made by UniSource Energy Corporation under the Registration Statement will be made pursuant to the existing prospectus relating to the securities to be issued from time to time by UniSource Energy Corporation, initially filed with Registration Statement No. 333-159244.

The Registration Statement is separately filed by UniSource Energy Corporation and TEP on a combined basis. As to each registrant, the Registration Statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of the Registration Statement that is applicable to such registrant. Neither registrant makes any representation as to, or takes any responsibility for, the information relating to the other registrant, except to the extent that such information is included in the portion of the Registration Statement relating to such registrant.

PROSPECTUS

Tucson Electric Power Company

Unsecured Debt Securities

We may periodically offer our unsecured debt securities (the “debt securities”) in one or more series. We will determine the price and other terms of each series of securities when sold, including whether any series will be subject to redemption prior to maturity.

The debt securities will not be secured and no series of debt securities will be listed on a national securities exchange unless otherwise indicated in the prospectus supplement relating to that series.

We will make interest payments on the debt securities of each series in the amounts and on the dates specified in the applicable prospectus supplement.

This prospectus may be used to offer and sell series of debt securities only if accompanied by the prospectus supplement for that series. We will provide the specific information for each offering and the specific terms of the debt securities being offered, including their offering prices, interest rates and maturities, in a supplement to this prospectus relating to that offering. Supplements may also add, update or change the information in this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Investing in the debt securities offered by this prospectus involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell the debt securities directly or through one or more underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of debt securities.

The date of this prospectus is November 1, 2011.

RISK FACTORS

Investing in the debt securities involves certain risks. In considering whether to purchase the debt securities being offered, you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Safe Harbor for Forward-Looking Statements,” in each case, contained in our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September  30, 2011, each of which is incorporated by reference herein.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a wholly-owned subsidiary of UniSource Energy Corporation, or UniSource. By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus. Each time we sell a series of debt securities we will provide a prospectus supplement containing a description of the debt securities we will offer and specific information about the terms of that series of debt securities and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referred to under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the debt securities, you should read the exhibits to the registration statement. Those exhibits may be filed with the registration statement or are incorporated by reference to earlier SEC filings listed in the registration statement or will be filed as exhibits to subsequent filings that we may make under the Exchange Act that will be so incorporated by reference.

TUCSON ELECTRIC POWER COMPANY

We were incorporated in the State of Arizona in 1963. We are the principal operating subsidiary of UniSource Energy. In 2010, our electric utility operations contributed 77% of UniSource Energy’s operating revenues and comprised 81% of its assets.

We are a vertically integrated utility that provides regulated electric service to approximately 403,000 retail customers in southeastern Arizona. Our service territory covers 1,155 square miles and includes a population of approximately 1 million people in the greater Tucson metropolitan area in Pima County, as well as parts of Cochise County. We also sell electricity to other utilities and power marketing entities in the western United States.

We provide electric utility service to a diverse group of residential, commercial, industrial, and public sector customers. Major industries served include copper mining, cement manufacturing, defense, health care, education, military bases and other governmental entities.

Our electric utility operations include the wholesale marketing of electricity to other utilities and power marketers. At December 31, 2010, we owned or leased 2,245 MW of net generating capability.

Our principal executive offices are located at One South Church Avenue, Suite 100, Tucson, Arizona 85701. Our telephone number is (520) 571-4000.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports and other information with the SEC in accordance with the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such reports and other information can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This material is also available from the SEC’s website at http://www.sec.gov or from the website of our parent corporation, UniSource Energy, at http://ir.unisourceenergy.com. No information available on UniSource Energy’s website, other than the reports we file with the SEC pursuant to the Exchange Act, is a part of this prospectus.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC, excluding, in each case, information deemed furnished and not filed. These documents contain important information about TEP.

•	our Annual Report on Form 10-K for the year ended December 31, 2010, as amended by the Form 10-K/A filed on March 2, 2011;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011; and

•	our Current Reports on Form 8-K filed on February 25, 2011 and May 11, 2011.

We are also incorporating by reference, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the time we terminate this offering, excluding, in each case, information deemed furnished and not filed.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

Tucson Electric Power Company

One South Church Avenue, Suite 101

Tucson, Arizona 85701

Telephone: (520) 571-4000

You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement and any written communication from us specifying the final terms of the offering. We have not authorized anyone else to provide you with different information about us or the debt securities. We are not making an offer of the debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any written communication from us specifying the final terms of the offering is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus, any accompanying prospectus supplement or any written communication from us specifying the final terms of the offering are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read those ratios in connection with our consolidated financial statements, including the notes to those statements incorporated by reference in this prospectus.

	Year Ended December 31,					Nine Months Ended September 30, 2011
	2006	2007	2008	2009	2010
Ratio of Earnings to Fixed Charges (1)	1.841	1.775	1.175	2.582	2.763	2.918

(1) Earnings are defined as pre-tax earnings from continuing operations before minority interest, or income/loss from equity method investments, plus interest charges (excluding capitalized interest) and amortization of debt discount and expense related to indebtedness. Fixed charges are interest charges (whether expensed or capitalized), including amortization of debt discount and expense on indebtedness.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, the net proceeds from the offering of the debt securities will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of debt securities will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of debt securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the debt securities and the proceeds that we will receive from the sale, and (iii) any securities exchange on which the securities will be listed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of Tucson Electric Power Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

Certain legal matters will be passed upon for us by Todd C. Hixon, our Vice President and General Counsel, and by Morgan Lewis & Bockius LLP, New York, New York, our special New York counsel.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fees	$	+

Rating Agencies’ fees		*

Trustee’s fees		*

Fees of Companies’ Counsel		*

Accounting fees		*

Printing and engraving costs		*

Miscellaneous expenses (including Blue-Sky expenses)		*

Total Expenses	$	*

+	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Tucson Electric Power Company is deferring payment of the registration fee for the securities covered by this registration statement except for $371.07 that has already been paid by UniSource Energy Corporation with respect to the common stock, no par value, previously registered by the original registration statement filed on May 14, 2009.

*	Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.

Item 15.	Indemnification of Directors and Officers.

UNISOURCE ENERGY CORPORATION

Arizona corporate law generally authorizes, on a non-exclusive basis, indemnification of officers and directors who have acted or failed to act, in good faith, in a manner believed to be in or not opposed to the best interest of UniSource Energy (with certain limitations in the case of actions by or in the right of UniSource Energy) and mandates such indemnification in the case of an officer or director who is successful on the merits or otherwise in defense of claims by reason of the individual’s status as an officer or director.

Article SIXTH of the Restated Articles of Incorporation of UniSource Energy, as amended, provides in pertinent part as follows:

SIXTH:

(B) No director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Arizona, as in effect at the effective date of this paragraph (B) of Article SIXTH or as thereafter amended. No amendment, modification or repeal of this paragraph (B) shall eliminate or limit the protection afforded by this paragraph (B) to a director with respect to any act or omission occurring before the effective date thereof.

(C) (1) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any individual who is or was a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any Proceeding (as hereafter defined) because such individual is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all Liability (as hereinafter defined) incurred by such individual in connection with such Proceeding.

As used in this paragraph (C) of Article SIXTH, (a) the term “Expenses” includes attorneys’ fees and all other costs and expenses reasonably related to a Proceeding, (b) the term “Liability” means the obligation to pay a judgment, settlement, penalty or fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable Expenses incurred with respect to a Proceeding, and includes without limitation obligations and Expenses that have not yet been paid but that have been or may be incurred, and (c) the term “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including without limitation any action, suit or proceeding by or in the right of the Corporation and including, further, any appeal in connection with any such action, suit or proceeding.

(2) The Corporation shall, to the maximum extent permitted by applicable law, pay any Expenses incurred by a director or officer of the Corporation in defending any such Proceeding in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such individual to repay such advances if it is ultimately determined that such individual did not meet any standard of conduct prescribed by applicable law and upon the satisfaction of such other conditions as may be imposed by applicable law.

(3) The Corporation, by resolution of the Board of Directors, may extend the benefits of this paragraph (C) of Article SIXTH to employees and agents of the Corporation (each individual entitled to benefits under this paragraph (C) being hereinafter sometimes called an “Indemnified Person”).

(4) All rights to indemnification and to the advancement of expenses granted under or pursuant to this paragraph (C) shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this paragraph (C) is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Proceedings commenced after the effective date of this paragraph (C), whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article shall affect any rights or obligations theretofore existing.

(5) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any person who is an Indemnified Person against any Liability asserted against or incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this Article. As used in this Section, “insurance” includes retrospectively rated and self-insured programs; provided, however, that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation’s indemnity of any individual who is an Indemnified Person shall be reduced by any amounts such individual may collect with respect to such liability (a) under any policy of insurance purchased and maintained on his behalf by the Corporation or (b) from any other entity or enterprise served by such individual.

(6) The rights to indemnification and to the advancement of Expenses and all other benefits provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

(7) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of Expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the Bylaws of the Corporation or in a resolution of the Board of Directors.

TUCSON ELECTRIC POWER COMPANY

Arizona corporate law generally authorizes, on a non-exclusive basis, indemnification of officers and directors who have acted or failed to act, in good faith, in a manner believed to be in or not opposed to the best interest of Tucson Electric Power Company (with certain limitations in the case of actions by or in the right of Tucson Electric Power Company) and mandates such indemnification in the case of an officer or director who is successful on the merits or otherwise in defense of claims by reason of the individual’s status as an officer or director.

Article SEVENTH of the Restated Articles of Incorporation of Tucson Electric Power Company, as amended, provides in pertinent part as follows:

SEVENTH:

(B) No director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Arizona, as in effect at the effective date of this paragraph (B) of Article SEVENTH or as thereafter amended. No amendment, modification or repeal of this paragraph (B) shall eliminate or limit the protection afforded by this paragraph (B) to a director with respect to any act or omission occurring before the effective date thereof.

(C) (1) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was or is a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any threatened, pending or completed action, suit or proceeding (hereinafter called an “Action”), whether civil, criminal, administrative or investigative (including without limitation any Action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against expenses, including attorneys’ fees, and against judgments, fines and amounts paid in settlement incurred by him in connection with such Action or any appeal therein.

(2) The Corporation shall pay any expenses incurred by a director or officer of the Corporation in defending any such Action in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled.

(3) The Corporation, by resolution of the Board of Directors, may extend the benefits of this paragraph (C) of Article SEVENTH to employees, agents and other representatives of the Corporation (each director, officer, employee, agent and other representative entitled to benefits under this paragraph (C) being hereinafter sometimes called an “Indemnified Person”).

(4) All rights to indemnification and to the advancement of expenses granted under or pursuant to this paragraph (C) shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this paragraph (C) is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Actions commenced after the effective date of this paragraph (C), whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article shall affect any rights or obligations theretofore existing.

(5) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any person who is an Indemnified Person against any liability asserted against him and incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this Article. As used in this Section, “insurance” includes retrospectively rated and self-insured programs; provided, however, that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation’s indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability (a) under any policy of insurance purchased and maintained on his behalf by the Corporation or (b) from any other entity or enterprise served by such person.

(6) The rights to indemnification and to the advancement of expenses and all other benefits provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

(7) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the Bylaws of the Corporation or in a resolution of the Board of Directors.

Item 16.	Exhibits.

Reference is made to the Exhibit Index at the end of this registration statement, which Exhibit Index is being incorporated into this Item 16 by reference.

Item 17.	Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Paul J. Bonavia, Kevin P. Larson, and Todd C. Hixon, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, UniSource Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized to sign, in the City of Tucson, State of Arizona, on November 1, 2011.

UNISOURCE ENERGY CORPORATION

By:	/s/ Paul J. Bonavia
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. Bonavia
Paul J. Bonavia	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 1, 2011

/s/ Kevin P. Larson
Kevin P. Larson	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 1, 2011

/s/ Karen G. Kissinger
Karen G. Kissinger	Vice President, Controller and Chief Compliance Officer (Principal Accounting Officer)	November 1, 2011

/s/ Lawrence J. Aldrich
Lawrence J. Aldrich	Director	November 1, 2011

/s/ Barbara M. Baumann
Barbara M. Baumann	Director	November 1, 2011

/s/ Larry W. Bickle
Larry W. Bickle	Director	November 1, 2011

/s/ Harold W. Burlingame
Harold W. Burlingame	Director	November 1, 2011

/s/ Robert A. Elliott
Robert A. Elliott	Director	November 1, 2011

/s/ Daniel W.L. Fessler
Daniel W. L. Fessler	Director	November 1, 2011

/s/ Louise L. Francesconi
Louise L. Francesconi	Director	November 1, 2011

/s/ Warren Y. Jobe
Warren Y. Jobe	Director	November 1, 2011

/s/ Ramiro G. Peru
Ramiro G. Peru	Director	November 1, 2011

/s/ Gregory A. Pivirotto
Gregory A. Pivirotto	Director	November 1, 2011

/s/ Joaquin Ruiz
Joaquin Ruiz	Director	November 1, 2011

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Paul J. Bonavia, Kevin P. Larson, and Todd C. Hixon, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tucson Electric Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on November 1, 2011.

TUCSON ELECTRIC POWER COMPANY

By:	/s/ Paul J. Bonavia
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. Bonavia
Paul J. Bonavia	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 1, 2011

/s/ Kevin P. Larson
Kevin P. Larson	Senior Vice President, Chief Financial Officer and Director	November 1, 2011

/s/ Karen G. Kissinger
Karen G. Kissinger	Vice President, Controller and Chief Compliance Officer (Principal Accounting Officer)	November 1, 2011

/s/ Michael J. DeConcini
Michael J. DeConcini	Director	November 1, 2011

/s/ David G. Hutchens
David G. Hutchens	Director	November 1, 2011

EXHIBIT INDEX

Number		Description of Exhibit

1	(a)	Form of Underwriting Agreement relating to the Tucson Electric Power Company debt securities.

*4	(a)	Amended and Restated Articles of Incorporation of UniSource Energy Corporation (filed with the Commission on January 30, 1998, as Exhibit 2(a) to Registrant’s Amendment No. 1 to Form 8-A and incorporated herein by reference thereto).

*4	(b)	Bylaws, as amended February 27, 2008 of UniSource Energy Corporation (filed with the Commission on February 28, 2008 as Exhibit 3(b) to Registrant’s Form 10-K for the year ended December 31, 2007 and incorporated herein by reference thereto).

4	(c)	Form of indenture between Tucson Electric Power Company and U.S. Bank National Association, as Trustee, pursuant to which the Tucson Electric Power Company debt securities will be issued.

4	(d)	Form of officer’s certificate establishing the terms of one or more series of Tucson Electric Power Company debt securities.

**5	(a)	Opinion of Raymond S. Heyman, Esq. with respect to the UniSource Energy Corporation common stock, no par value.

**5	(b) and 8	Opinion of Morgan, Lewis & Bockius LLP with respect to the UniSource Energy Corporation common stock, no par value.

5	(c)	Opinion of Todd C. Hixon, Esq. with respect to the Tucson Electric Power Company debt securities.

5	(d)	Opinion of Morgan, Lewis & Bockius LLP with respect to the Tucson Electric Power Company debt securities.

12		Statement re: Computation of Ratio of Earnings to Fixed Charges of Tucson Electric Power Company.

**15	(a)	Letter regarding unaudited interim financial information of UniSource Energy Corporation.

15	(b)	Letter regarding unaudited interim financial information of Tucson Electric Power Company.

**23	(a)	The Consents of Raymond S. Heyman and Morgan, Lewis & Bockius LLP relating to the UniSource Energy Corporation common stock, no par value, are contained in their opinions filed as Exhibits 5(a) and 5(b) and 8, respectively.

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23	(b)	The Consents of Todd C. Hixon and Morgan, Lewis & Bockius LLP relating to the Tucson Electric Power Company debt securities are contained in their opinions filed as Exhibits 5(c) and (5(d), respectively.

**23	(c)	Consent of Independent Registered Public Accounting Firm with respect to UniSource Energy Corporation.

23	(d)	Consent of Independent Registered Public Accounting Firm with respect to Tucson Electric Power Company.

24	(a)	Power of Attorney of certain officers and directors of UniSource Energy Corporation signing the registration statement (included on page S-1 hereof).

24	(b)	Power of Attorney of certain officers and directors of Tucson Electric Power Company signing the registration statement (included on page S-4 hereof).

25		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee in respect of the debt securities of Tucson Electric Power Company.

* Incorporated	by reference.

** Previously	filed.

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